Exhibit 10.9


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE BORROWER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.




                          CONVERTIBLE SUBORDINATED NOTE

$_____                                                 As of February 29, 2004

      FOR VALUE RECEIVED, the undersigned, Superstock, Inc., having an address of 7660 Centurion Parkway, Jacksonville, Florida 32256 (the "Borrower"), promises to pay to the order of __________ (the "Lender"), at the office of Lender at ____________________, or at such other place as Lender may from time to time designate in writing, without offset or counterclaim, the principal sum of __________ Dollars ($_____), in lawful money of the United States of America, on or before February 29, 2006 (the "Maturity Date"), together with interest thereon, as hereinafter set forth (the "Note").

Interest on the principal sum of this Note from time to time outstanding shall accrue from the date hereof, even though the Borrower is not obligated to pay interest until nine (9) months after the date hereof, as follows: (i) during such periods as the outstanding amount of the Senior Debt (as defined below) is in excess of one million dollars ($1,000,000), at the rate of twelve percent (12.0%) per annum during the first six (6) months this Note is outstanding, thirteen and one half percent (13.5%) per annum for the next twelve (12) months this Note is outstanding and fifteen percent (15%) per annum for the final six
(6) months this Note is outstanding, (ii) during such periods as the outstanding amount of the Senior Debt is equal to or below one million dollars ($1,000,000), at the rate of eleven percent (11.0%) per annum during the first six (6) months this Note is outstanding, twelve and one half percent (12.5%) per annum for the next twelve (12) months this Note is outstanding and fourteen percent (14%) per annum for the final six (6) months this Note is outstanding, and (iii) during such periods as there is no Senior Debt outstanding, at the rate of ten percent (10.0%) per annum during the first six (6) months this Note is outstanding, eleven and one half percent (11.5%) per annum during the next twelve (12) months this Note is outstanding and thirteen percent (13%) per annum for the final six
(6) months this Note is outstanding. Commencing nine (9) months after the date hereof, and continuing quarterly thereafter, prior to maturity or acceleration, quarterly payments of interest shall be due and payable.

      Notwithstanding any contrary provisions of this Note or any other instruments or agreements now or hereafter evidencing or relating to the indebtedness hereunder, the Borrower covenants and agrees, and the Lender and each holder of this Note, by his acceptance of this Note likewise covenants and agrees, for the benefit of the holders of all Senior Debt that, to the extent and in the manner hereinafter set forth in this Note the indebtedness incurred in connection with this Note and the payment of the principal and interest thereon, including without limitation all expenses, fees, indemnities and other amounts payable hereunder, are expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt. "Senior Debt" means
(i) all obligations and liabilities of Borrower to Capital Crossing Bank (the "Capital Crossing Debt") and (ii) any other debt of the Borrower other than trade debt, including all or a portion of the Capital Crossing Debt, up to a total of two million dollars ($2,000,000).

      Borrower has the privilege to prepay, without penalty or premium, the indebtedness evidenced hereby in full or in part upon twenty (20) days prior written notice to Lender, so long as the common capital stock of a21, Inc. has an average closing price for any consecutive twenty (20) days (excluding
Saturdays, Sundays and days on which the exchange on which such shares are traded is closed) in excess of $1.35. Subject to the terms of Exchange Agreement between the Borrower and the Lender attached hereto as Exhibit A (the "Exchange Agreement"), the Lender has the option to convert the Note into common stock of a21, Inc. ("a21"), par value $0.001 per share ("Common Stock"). All payments received by Lender shall be applied by Lender to the payment due hereunder in such manner and in such order as Lender may determine in Lender's sole and absolute discretion. Payment shall continue to be due and payable as provided herein, until this Note is paid in full.

      The terms of this Note are subject to the provisions of the Exchange Agreement.

1.    Events of Default.

            A. This Note shall become and be due and payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

                  (i) Default in the payment of the principal or accrued interest on the Note when and as the same shall become due and payable, whether by acceleration or otherwise;

                  (ii) Default in the due observance or performance of any material covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms hereof and such default shall continue uncured for twenty (20) days after written notice thereof, specifying such default, shall have been given to the Borrower by the holder of the Note;

                  (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Borrower or of its property;

                  (iv) Admission in writing of the Borrower's inability to pay its debts as they mature;

                  (v) General assignment by the Borrower for the benefit of creditors;

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

                  (vi) Filing by the Borrower of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

                  (vii) Entering against the Borrower of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days; or

                  (viii) The sale of substantially all of the Borrower's assets.

            B. The Borrower agrees that notice of the occurrence of any event of default will be promptly given to the holder at its registered address by certified mail.

            C. In case any one or more of the events of default specified above shall happen and be continuing, the holder of this Note may proceed to protect and enforce his rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder.

            D. In case of an event of default, interest on the Note shall be equal to the interest as calculated in the second paragraph of this Note, plus four percent (4%).

2.    Lender Representations.

            A. Lender (i) is an "accredited investor," as that term is defined in Regulation D under the Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Borrower and the suitability thereof as an investment for Lender; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Borrower concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Lender; and (iv) is in a financial position to hold the Note for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Borrower.

            B. Lender is acquiring the Note for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.

            C. Lender understands that the Note has not been registered under applicable state or federal securities laws. Lender acknowledges that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission, the Note will be required to be held indefinitely, unless and until registered under the Act and applicable state securities laws, or unless an exemption from the registration requirements of the Act and applicable state securities laws is available.

      The failure of Lender at any time to exercise any option or right hereunder shall not constitute a waiver of Lender's right to exercise such option or right at any other time.

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

      The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

      As used herein, the term "Lender" shall mean the Lender identified herein and its successors and assigns and any and all other holders of this Note.

      IF ANY PROVISION OF THIS NOTE IS HELD TO BE INVALID OR UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, THE OTHER PROVISIONS OF THIS NOTE SHALL REMAIN IN FULL FORCE AND EFFECT. IF THE PAYMENT OF ANY INTEREST DUE HEREUNDER WOULD SUBJECT LENDER TO ANY PENALTY UNDER APPLICABLE LAW, THEN THE PAYMENTS DUE HEREUNDER SHALL BE AUTOMATICALLY REDUCED TO WHAT THEY WOULD BE AT THE HIGHEST RATE AUTHORIZED UNDER APPLICABLE LAW.

      This Note shall be governed by, construed, and enforced in accordance with the laws of The State of New York.

      Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of: (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this Note, or at such other address as may be designated in a notice delivered or mailed as herein provided.

      Executed under seal as of the date first above written.


                                          BORROWER:
                                          SUPERSTOCK, INC.

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                          LENDER:


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

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

                                    GUARANTY
                                    --------

      a21, Inc. hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Lender with respect to principal payments and any and all other amount payable to Lender under this Note, now or hereafter existing, or due to become due (all such obligations hereinafter collectively called the "Guaranteed Obligations"). This Guaranty is a continuing, absolute and unconditional Guaranty, and will remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full.


                                          a21, INC.
                                          AS GUARANTOR:


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:


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